Exhibit 99.1

Innovid Announces PIPE Investment Expansion To $200MM

Global leader in connected TV ad delivery and measurement continues to receive strong investor support

New York - October 20, 2021 - Innovid, a leading independent connected TV (CTV) advertising delivery and measurement platform, and ION Acquisition Corp. 2 Ltd. (“ION”) (NYSE:IACB), a special purpose acquisition company, today announced an additional $50 million private placement of common stock (“PIPE”) from a group of existing PIPE investors adding to initial commitments on the same terms as the initial PIPE financing in their recently announced business combination transaction. This brings the aggregate amount of PIPE commitments to $200 million.

The combined company will operate under the Innovid name and will trade on the NYSE under the CTV ticker symbol to align with Innovid’s capabilities and leadership position in the CTV advertising ecosystem. Utilizing its advanced technology infrastructure stack that enables the creation, delivery, and measurement of CTV advertising, Innovid has been integral to empowering many of the world’s leading brands to shift advertising investments from traditional linear TV to CTV and currently serves over 40% of the top 200 U.S. TV advertisers. Innovid’s strong history of product innovation, growth, and financial performance positions it as a leader in the increasingly influential CTV market.

“The rapid increase in CTV advertising investment has created an undeniable opportunity for Innovid’s independent technology platform to deliver and measure CTV advertising free of media bias,” said Zvika Netter, CEO of Innovid. “This expanded investment further demonstrates a vote of confidence from leading institutional investors in our vision after a strong first half of 2021. We believe this is only the beginning as more viewers and dollars shift from linear TV to CTV, and are proud to carry the CTV name in our ticker symbol.”

Gilad Shany, CEO of ION said, “We are pleased to see additional demand from top-tier investors as we approach the closing of our business combination with Innovid. Demand for the PIPE continues to exceed our initial targets and the expansion to $200 million under the current market conditions is a powerful testament to the business Innovid has built and its future growth opportunity. I look forward to joining the board after closing and deepening the close strategic relationship ION has built with Innovid’s management team over the last few months.”

The transaction is expected to close in Q4 of 2021.

Forward-Looking Statements Legend

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Innovid Inc. (“Innovid”) and ION Acquisition Corp 2 Ltd. (“ION”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by Innovid and the markets in which it operates, and Innovid’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: Innovid’s ability to maintain and expand relationships with advertisers; the decrease and/or changes in CTV audience viewership behavior; the failure to make the right investment decisions or the failure to innovate and develop new solutions that are adopted by advertisers and/or partners; Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance; Innovid’s sales and marketing efforts requiring significant investments and long sales cycles; failure to manage growth effectively; the business combination not be satisfied on a timely basis or at all, and other risks and uncertainties indicated from time to time in the proxy statement/prospectus, including those under “Risk Factors” therein, and in Ion’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Innovid and ION assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Innovid nor ION gives any assurance that either Innovid or ION will achieve its expectations.

Additional Information and Where to Find It

This document relates to a proposed transaction between Innovid and ION. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. ION has filed a registration statement on Form S-4 that includes a proxy statement of ION and a prospectus of ION. The proxy statement/prospectus will be sent to all ION and Innovid stockholders. ION also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of ION and Innovid are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ION through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by ION may be obtained, without charge, at the SEC’s website located at www.sec.gov or by directing a request to ION.

Participants in Solicitation

ION and Innovid and their respective directors and officers may be deemed to be participants in the solicitation of proxies from ION’s stockholders in connection with the proposed transaction. Information about Ion’s directors and executive officers and their ownership of ION’s securities is set forth in ION’s filings with the SEC. To the extent that holdings of ION’s securities have changed since the amounts printed in ION’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/ prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

About Innovid

Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.

Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

About ION Acquisition Corp 2

ION is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While ION may pursue a business combination target in any business or industry, ION is focused on the rapidly growing universe of Israeli companies and entrepreneurs that apply technology and innovation to our everyday lives. The Company is sponsored by ION Holdings 2, LP., an affiliate of ION Crossover Partners Ltd.

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